Exhibit 99.2

Marshall & Ilsley Corporation

merger with

Mississippi Valley
Bancshares, Inc.
(Southwest Bank in St. Louis)

All financial data herein reflects M&I’s
two-for-one stock split effective today

June 17, 2002

Forward looking statement

This presentation contains forward-looking statements about the future financial results of Marshall & Ilsley Corporation and the combined company. Such statements are subject to important factors which could cause actual results to differ materially from those anticipated by such forward-looking statements. These factors include those referenced in the press release issued earlier today, M&I’s Annual Report on Form 10-K, and as may be described from time to time in M&I’s subsequent SEC filings and such factors are incorporated herein by reference.

This presentation does not constitute an offer of any securities for sale. Investors and security holders are advised to read the proxy statement/prospectus regarding the transaction described in this presentation when it becomes available, because it will contain important information. The proxy statement/prospectus will be filed with the Securities and Exchange Commission by M&I. Security holders may receive a free copy of the proxy statement/prospectus (when available) and other related documents filed by M&I at the Commission’s website at http:\\www.sec.gov or from M&I.

Why Mississippi Valley?

■	Unique opportunity for first class franchise

■	St. Louis identified as attractive market

■	Committed top leadership after integration

■	Superior customer relationship focus

■	Credit discipline aligned with M&I

■	Historical earnings growth last five years exceeds 14%

Mississippi Valley Highlights

■	Strong middle-market commercial lender with eight banking offices in St. Louis and Phoenix markets

■	Preferred lender to owner-operated businesses

■	Five-year loan growth over 15%

■	Five-year deposit growth over 13%

■	Five-year EPS growth over 15%

■	Five-year average net charge-off ratio .31%

Maintain market presence

■	Retain Name

■	Retain local boards of directors

■	Retain customer relationship leaders

■	Retain high quality credit discipline

■	Steve Marsh, President, Commercial Banking

■	Andrew Baur, President, Community Banking

■	Drew Baur, Director, M&I Board

Enhance market presence

■	Additional commercial lending sectors

■	Correspondent banking

■	Enhanced cash management capability

■	Wealth management products

■	Consumer lending, credit/debit cards

■	Enhance M&I’s Phoenix franchise

Transaction Terms

■	Price $502 million

■	Approximately 50% cash, 50% stock

■	Collar +/- $3 from $30.94

■	Additional shares if M&I falls between $23.44–$27.93

■	Less shares if M&I rises between $33.94–$38.43

■	Mississippi Valley walkaway if M&I falls below $21.44 (decline 30%)

■	Mississippi Valley shareholders may elect all stock, all cash, or a mix of 50% stock/50% cash

Transaction assumptions

■ Earnings growth

➢ 5-year historical	14%

➢ Expected	12%

■ Cost savings estimate	10%

■ Transaction costs estimate, net tax	$18-20 million

■ Internal rate of return expected	15%

■ Revenue enhancements assumed	None

■ Accretive to earnings in 2003

Transaction multiples

	Mississippi Valley	Comparables
■ Last twelve months	17.8X	16.5X
■ Next twelve months	15.3X	15.4X
■ 2003	14.4X	—
■ PEG ratio (on NTM)*	1.15	1.53
■ Tangible book value	303%	233%
■ Tangible premium to deposits	20.1%	15.0%
■ Premium to market	24.4%	30.1%
*	PE paid/estimated growth

Ratio comparison to M&I
(As of March 31, 2002)

	Mississippi Valley	M & I
Loans/deposits	89%	112%
NPL/loans	0.65%	0.84%
LLR/loans	1.77%	1.40%
Chargeoffs	0.08%	0.23%
Net interest margin	3.78%	4.09%
Total	40.2%	61.8%
Bank only	40.2%	50.7%
ROA	1.50%	1.72%
ROE	18.96%	18.04%
Tangible equity/Total assets	7.94%	7.33%

Improving diversity of earnings

■ Minneapolis/St. Paul	6%
■ St. Louis	6%
■ Phoenix/Tucson	4%
■ Metavante	9%
■ Wisconsin
—Trust 4%
—Banking 71%	75%

Consistent with strategy to diversify growth opportunities

Projected Timeline

■ Transaction announcement	June 17
■ Customary regulatory approvals	3-4 months
■ Shareholder meeting for Mississippi Valley	Fourth quarter, 2002
■ Transaction closing	Fourth quarter, 2002
■ Systems integration	First quarter, 2003

Status of 2001 acquisitions

■ Three Minneapolis franchises
—Leadership team announced	January
—Systems integration complete	June
■ Growth achieved in Minneapolis
—Closed National City August 1, 2001
—Growth as of May 2002 (annualized)
➢Loans, excluding residential	+14%
➢Transactional deposits	+ 9%
➢Expense savings
—Target	25%
—Actual	28%
■ Arizona growth since September 2001 (annualized)
—Loans, excluding residential	+23%
—Transactional deposits	+ 2%

Transaction Goals

■	Build shareholder value

■	Buy a great franchise

■	Retain all customer relationship teams

■	Consolidate operations, procedures and risk management to a common environment

■	Provide additional deposit, lending and wealth management products to expand in-market capabilities